Exhibit 99.1


For Immediate Release
---------------------

Contact:  Paul Colasono, CFO
Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com
----------------------------


        FRANKLIN CREDIT MANAGEMENT REPORTS 29% INCREASE IN SECOND QUARTER
                        EARNINGS COMPARED WITH PRIOR YEAR

NEW YORK, Aug. 15 -- Franklin Credit Management Corporation (Nasdaq: FCMC -
News), a specialty consumer finance company primarily engaged in the acquisition, origination, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, today announced operating results for the second quarter and first half of 2005.

For the three months ended June 30, 2005, total revenues increased 97% to $31.1 million, compared with $15.8 million in the second quarter of 2004. Net income increased 29% to $2.1 million, or $0.30 per diluted share, in the most recent quarter, compared with $1.6 million, or $0.25 per diluted share, in the three months ended June 30, 2004.

For the six months ended June 30, 2005, total revenues increased 91% to $59.0 million, compared with $30.8 million in the first half of 2004. Net income increased 41% to $5.2 million, or $0.75 per diluted share, compared with $3.7 million, or $0.56 per diluted share, in the corresponding period of the previous year. The annualized return on average stockholders' equity approximated 32.0% in the first half of 2005.

Operating results for the most recent quarter included expenses related to the relocation of a substantial portion of the Company's operations and administrative offices to more functional and cost-efficient space in Jersey City, New Jersey, and the cost of issuing restricted stock to recently hired senior managers. These one-time expenses reduced second quarter after-tax earnings by approximately $0.5 million, or $0.07 per fully diluted share, in the three months ended June 30, 2005.

Total assets increased 5.6% during the second quarter of 2005, to $1.05 billion on June 30, 2005. Shareholders' equity totaled $35.2 million, or $5.74 per share, as of June 30, 2005, an increase of 19% since December 31, 2004.

"We are pleased to report substantially higher revenues and earnings for the second quarter when compared with the same quarter a year ago, and record revenues and earnings for the first half of 2005," observed Jeffrey Johnson, chief executive officer of Franklin Credit Management Corporation. "These positive results were driven by two large bulk purchases of performing and nonperforming mortgage loans in the second half of 2004, and substantially higher volumes of loan purchases and non-prime mortgage loan originations during the latter half of 2004 and the first two quarters of 2005."

Second quarter pretax income of $3.9 million was 31% less than pretax income of $5.7 million in the first quarter of 2005. The primary contributors to the $1.8 million decline in pretax income, when compared with the quarter ended March 31, 2005, included $0.9 million in pretax administrative office relocation and stock compensation expenses referenced above, and a $3.3 million increase in interest expense, which was only partially offset by a $1.1 million increase in interest income and an increase of $1.0 million from gain on sales of loans. Johnson indicated that "the continuing rise in short-term interest rates, combined with a flattening yield curve, pressured our net interest margin in the most recent quarter. At the end of the second quarter, the cost of our borrowings had increased to 6.49%, compared with 6.05% at March 31, 2005 and 5.73% at December 31, 2004."

"Our lender agreed to reduce the interest rate charged on new borrowings (both new term debt and warehouse loans) by 0.5%, or 50 basis points, commencing July 1, 2005," continued Johnson. "Additionally, the origination fees we pay to our lender on new borrowings have been reduced by between 25 and 50 basis points, depending on the borrowing facility. While we will begin to benefit from these expense reductions in the second half of 2005, net interest income compression will likely continue at least through the third quarter."

During the quarter ended June 30, 2005, Franklin acquired $81.8 million in loans at an aggregate purchase price of approximately 92% of face value. The company, through its origination subsidiary, Tribeca Lending Corp., reported loan originations for the 2005 second quarter of $105.4 million, of which approximately $95.0 million were originated for portfolio retention. The company also reported the sale of $23.2 million in loans originated by its Tribeca subsidiary into the secondary market at a pretax gain of $1.0 million.

"We are pleased with the results of our recent public stock offering, which was completed shortly after the end of the second quarter. We issued 1,265,000 shares of common stock at $11.50 per share, including the underwriter's over-allotment. The estimated net proceeds of $12.5 million will strengthen our balance sheet and enable us to continue to grow as opportunities arise," concluded Johnson.

Shareholders and other interested parties may participate in Franklin's first ever conference call today, August 15, 2005 at 4:00 pm EDT by dialing 800-370-0898 (international/local participants dial 973-409-9260), a few minutes before 4:00 pm EDT. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=61793&s=wm&e=1119201. A replay of the call will be available through August 22, 2005 by dialing 877-519-4471 (international callers dial 973-341-3080), and the replay Access Code is 6382357. The call will also be archived on the Internet through November 14, 2005 at http://phx.corporate-ir.net/playerlink.zhtml?c=61793&s=wm&e=1119201 and on the Company's website at www.franklincredit.com.

About Franklin Credit Management Corporation

Franklin Credit Management Corporation ("Franklin") is a specialty consumer finance company primarily engaged in two related lines of business -- the acquisition, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans; and the origination of non-prime mortgage loans for the company's portfolio and for sale into the secondary market. Franklin focuses on acquiring and originating loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The company typically purchases loan portfolios at a discount to the unpaid principal balance and originates loans with interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans. Franklin originates non-prime loans through its wholly-owned subsidiary, Tribeca Lending Corp. and generally holds for investment the loans acquired and a significant portion of the loans originated. The company's executive offices are headquartered in New York City and its new administrative/operations office is located in Jersey City, New Jersey. Additional information on the company is available on the Internet at our website at www.franklincredit.com. Franklin's common stock is listed on the NASDAQ National Market under the symbol "FCMC".

Statements contained herein that are not historical fact may be forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements we make. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of our relations with our sole lender and the lender's willingness to extend additional credit to us; (iii) the availability for purchases of additional loans; (iv) the availability of sub-prime borrowers for the origination of additional loans; (vi) changes in the statutes or regulations applicable to our business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of our regulatory compliance; and
(viii) other risks detailed from time to time in our SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested or suggested in any forward-looking statements are contained in the

Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions "Real Estate Risk" and "Interest Rate Risk" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.


                              FRANKLIN CREDIT MANAGEMENT CORPORATION AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS                                                                 June 30, 2005       December 31, 2004

Cash and cash equivalents                                             $    27,027,055       $    19,519,659

Restricted cash                                                               159,106               128,612

Notes Receivable:
  Principal                                                               820,710,877           811,885,856
  Purchase discount                                                       (25,200,595)          (32,293,669)
  Allowance for loan losses                                               (80,280,816)          (89,628,299)
                                                                      ---------------       ---------------

           Net notes receivable                                           715,229,466           689,963,888

Originated loans held for sale                                             17,405,621            16,851,041

Originated loans held for investment-net                                  232,771,515           110,496,274

Accrued interest receivable                                                10,483,739             8,506,252

Other real estate owned                                                    17,340,979            20,626,156

Other receivables                                                           9,058,961             5,366,500

Deferred tax asset                                                            373,734               583,644

Other assets                                                               11,941,533            10,577,344

Building, furniture and equipment-net                                       2,260,222             1,290,442

Deferred financing costs-net                                                9,250,106             7,600,942
                                                                      ---------------       ---------------

Total assets                                                          $ 1,053,302,037       $   891,510,754
                                                                      ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses                               $    13,313,579       $    11,572,764
  Financing agreements                                                     31,034,260            39,540,205
  Notes payable                                                           968,924,333           807,718,038
  Deferred tax liability                                                    4,828,029             3,123,865
                                                                      ---------------       ---------------

           Total Liabilities                                            1,018,100,201           861,954,872
                                                                      ---------------       ---------------

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.001 par value; authorized 3,000,000; issued-none
  Common stock, $.01 par value, 22,000,000 authorized shares;                      --                    --
    issued and outstanding: 6,133,295 in 2005 and 6,062,295 in 2004            61,333                60,623
  Additional paid-in capital                                                7,820,531             7,354,778
  Retained earnings                                                        27,319,972            22,140,481
                                                                      ---------------       ---------------

           Total stockholders' equity                                      35,201,836            29,555,882
                                                                      ---------------       ---------------

Total liabilities and stockholders' equity                            $ 1,053,302,037       $   891,510,754
                                                                      ===============       ===============


                                       FRANKLIN CREDIT MANAGEMENT CORPORATION AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                                                                        Three- Months ended           Six- Months ended June 30,
                                                               6/30/2005     3/31/2005     6/30/2004       2005         2004

REVENUES
    Interest income                                           $23,978,328   $22,877,198   $11,354,267   $46,855,526   $21,990,608
    Purchase discount earned                                    2,867,795     2,251,481     1,727,781     5,119,276     3,069,178
    Gain on sale of notes receivable                              665,902          --            --         665,902       844,902
    Gain on sale of originated loans held for sale              1,026,389       663,704     1,252,474     1,690,093     2,145,429
    Gain on sale of other real estate owned                       400,402       255,981       142,151       656,383       373,397
    Prepayments and other income                                2,202,930     1,842,916     1,310,493     4,045,846     2,423,417
                                                              -----------   -----------   -----------   -----------   -----------
                                                               31,141,746    27,891,280    15,787,166    59,033,026    30,846,931
                                                              -----------   -----------   -----------   -----------   -----------
OPERATING EXPENSES
   Interest expense                                            16,281,776    13,018,345     5,481,129    29,300,121    10,794,204
   Collection, general and administrative                       8,679,188     7,089,544     5,747,221    15,768,732    10,193,403
   Provision for loan losses                                    1,052,714     1,198,218       812,383     2,250,932     1,708,259
   Amortization of deferred financing costs                     1,012,734       692,987       560,226     1,705,721     1,153,127
    Depreciation                                                  209,353       205,474       136,242       414,827       249,624
                                                              -----------   -----------   -----------   -----------   -----------
                                                               27,235,765    22,204,568    12,737,201    49,440,333    24,098,617
                                                              -----------   -----------   -----------   -----------   -----------
INCOME BEFORE PROVISION FOR INCOME TAXES                        3,905,981     5,686,712     3,049,965     9,592,693     6,748,314
                                                              -----------   -----------   -----------   -----------   -----------
PROVISION FOR INCOME TAXES                                      1,797,314     2,615,888     1,409,000     4,413,202     3,074,000
                                                              -----------   -----------   -----------   -----------   -----------
NET INCOME                                                    $ 2,108,667   $ 3,070,824   $ 1,640,965   $ 5,179,491   $ 3,674,314
                                                              ===========   ===========   ===========   ===========   ===========
NET INCOME PER COMMON SHARE:
    Basic                                                     $      0.35   $      0.51   $      0.28   $      0.85   $      0.62
    Diluted                                                   $      0.30   $      0.45   $      0.25   $      0.75   $      0.56
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING- BASIC            6,090,628     6,072,295     5,916,527     6,088,212     5,916,527
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING- DILUTED          6,958,628     6,870,616     6,591,219     6,872,015     6,579,625